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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


         We consent to the incorporation by reference in the following Registration Statements of Oglebay Norton Company of our report dated November 18, 1997, (except for Notes 17 and 18, which are as of June 19, 1998), with respect to the consolidated financial statements of Global Stone Corporation as at September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, included in this Form 8-K/A-1 of Oglebay Norton Company filed with the Securities and Exchange Commission:


                  Registration Statement Number 33-58819 on Form S-8 dated April 26, 1995, pertaining to the Oglebay Norton Company Director Stock Plan;

                  Registration Statement Number 33-21006 on Form S-8 dated April 21, 1988, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust;

                  Registration Statement Number 33-29046 on Form S-8 dated June 9, 1989, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust.




         Toronto, Canada                                /s/ Ernst & Young
         July 31, 1998                                  Chartered Accountants